Exhibit 10.36

MARINUS PHARMACEUTICALS, INC.

INDUCEMENT AWARD

RESTRICTED STOCK UNIT AGREEMENT

Marinus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby grants restricted Stock Units (the “RSUs”) representing the right to receive shares of its common stock, par value $0.001 (the “Stock”), to the recipient (the “Grantee”) set forth on the Schedule to Restricted Stock Unit Agreement attached hereto (the “Schedule”), subject to the vesting and other conditions set forth below and in the Schedule.  The RSUs are granted to the Grantee in connection with the Grantee’s entering into employment with the Company and are regarded by the parties as an inducement material to the Grantee’s entering into employment within the meaning of Nasdaq Listing Rule 5635(c)(4).  The RSUs are made and granted as a stand-alone award, separate and apart from, and outside of, the Company’s 2014 Equity Incentive Plan (as it may be amended from time to time, the “Plan”), and shall not constitute an award granted under or pursuant to the Plan.  Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan shall apply to the RSUs, and the RSUs shall be subject to such terms, conditions and definitions, which are hereby incorporated into this Restricted Stock Unit Agreement and the Schedule (collectively, the “Agreement”) by reference.  For the avoidance of doubt, the RSUs shall not reduce the number of shares of Stock available for issuance under awards issued pursuant to the Plan.  The terms and conditions of the RSUs are set forth in this Agreement and in the Plan.  All capitalized terms that are used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Restricted Stock Units

This Agreement evidences an award of RSUs in the number set forth on the Schedule.  Each RSU represents the right to receive one share of Stock, subject to the vesting and other conditions set forth in this Agreement and in the Plan.

Vesting

The RSUs shall vest in accordance with the vesting schedule set forth on the Schedule; provided, however, that for purposes of vesting, fractional numbers of shares of Stock shall be rounded to the nearest whole number, and the number of RSUs that shall vest on the final vesting date shall be rounded up or down as necessary such that the total number of RSUs that vest pursuant to the vesting schedule shall be equal to the number of RSUs covered by this grant as set forth on the Schedule.

Unless the termination of your service as an Employee (“Service”) triggers accelerated vesting or other treatment of the RSUs pursuant to the terms of this Agreement or the Plan, you shall immediately and automatically forfeit the unvested RSUs to the Company in the event your Service terminates for any reason.  No RSUs shall vest after your termination of Service.

Change of Control

In the event of a Change of Control, the RSUs will be treated in the manner provided in Section 13 of the Plan.  Notwithstanding the foregoing, if, within twelve (12) months following the consummation of a Change of Control, your Service is terminated (i) by the Company or any of its subsidiaries (or by the acquiring or successor entity in the Change of Control transaction) without Cause (as defined below) or, (ii) if you have an employment agreement with the Company (an “Employment Agreement”) which has a definition of “good reason,” by you for good reason (as defined in your Employment Agreement), the unvested RSUs will become fully vested as of the date of your termination of employment.

For purposes of this Agreement, the term “Cause” shall have the meaning set forth in the Plan, or, if you have an Employment Agreement which has a definition of “Cause,” then it shall have the meaning set forth in your Employment Agreement.

Termination due to death or Disability	If your Service terminates due to your death or Disability, the unvested RSUs shall become immediately vested as of the date of your termination of Service.
Leaves of Absence

For purposes of the RSUs, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law.  However, in all other cases, your Service will be treated as terminating ninety (90) days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract.  Your Service terminates in any event when the approved leave ends, unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under this Agreement.

Issuance

Subject to the satisfaction of the Withholding Obligation (as defined below), the issuance of the shares of Stock underlying any RSUs that become vested hereunder shall be made within thirty (30) days after the applicable vesting date.  For the avoidance of doubt, the actual date of issuance shall be determined by the Company in its sole discretion.  Any such issuance shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry, direct registration or issuance of one or more Stock certificates.

Sell to Cover Election

By electronically accepting this grant of RSUs, you hereby:

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elect, effective as of the date you electronically accept this grant of RSUs, to sell shares of Stock issued in respect of the RSUs in an amount determined in accordance with part (a) of the section of this Agreement titled “Withholding Obligation,” and to allow the Agent (as defined below) to remit the cash proceeds of such sale to the Company as more specifically set forth in part (a) of the section of this Agreement titled “Withholding Obligation” (a “Sell to Cover”);
●
direct the Company to make a cash payment to satisfy the Withholding Obligation from the cash proceeds of such sale directly to the appropriate taxing authorities;
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represent and warrant that (i) you have carefully reviewed part (a) of the section of this Agreement titled “Withholding Obligation,” and (ii) on the date you accept this grant of RSUs you are not aware of any material, nonpublic information with respect to the Company or any securities of the Company, are not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales, do not have, and will not attempt to exercise, authority, influence or control over any sales of Stock effected by the Agent pursuant to this Agreement, and are entering into this Agreement and this election to Sell to Cover in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company’s securities on the basis of material nonpublic information) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
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acknowledge that you are adopting a 10b5-1 Plan (as defined below) to permit you to conduct Sell to Cover transactions to satisfy the Withholding Obligation as more specifically set forth in part (a) of the section of this Agreement titled “Withholding Obligation.”

Withholding Obligation
(a)
By accepting this grant of RSUs, you hereby (i) acknowledge and agree that you have elected a Sell to Cover to permit you to satisfy any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any of its subsidiaries which arise in connection with this award of RSUs (the “Withholding Obligation”) and that the Withholding Obligation shall be satisfied pursuant to this section (a) and (ii) further acknowledge and agree to the following provisions:

(i)You hereby irrevocably appoint [Insert Applicable Broker Name] or such other registered broker-dealer that is a member of the Financial Industry Regulatory Authority as the Company may select, as your agent (the “Agent”), and you authorize and direct the Agent to:

(1)Sell on the open market at the then prevailing market price(s), on your behalf, as soon as practicable on or after the date on which the shares of Stock are delivered to you pursuant to the section of this Agreement titled “Issuance” in connection with the vesting of the RSUs, the number of shares of Stock expected to generate sufficient proceeds to cover (A) the satisfaction of the Withholding Obligation arising from the vesting of those RSUs and the related issuance of shares of Stock to you and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto;

(2)Remit directly to the Company and/or any subsidiary of the Company the proceeds from the sale of the shares of Stock referred to in clause (1) above to apply to the Withholding Obligation;

(3)Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of the shares of Stock referred to in clause (1) above; and

(4)Remit any remaining funds to you or apply them as additional tax withholdings.

(ii)You acknowledge that your election to Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this section (a) to sell Stock to satisfy the Withholding Obligation is intended to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act (your election to Sell to Cover and the provisions of this section (a), collectively, the “10b5-1 Plan”). You acknowledge that by accepting this grant of RSUs, you are adopting the 10b5-1 Plan to permit you to satisfy the Withholding Obligation. You hereby authorize the Company and the Agent to cooperate and communicate with one another to determine the number of shares of Stock that must be sold pursuant to section (a)(i) above to satisfy your obligations hereunder.

(iii)You acknowledge that the Agent is under no obligation to arrange for the sale of Stock at any particular price under this 10b5-1 Plan and that the Agent may effect sales as provided in this 10b5-1 Plan in one or more sales and that the average price for executions resulting from bunched orders may be assigned to your account. You further acknowledge that you will be responsible for all brokerage fees and other costs of sale associated with this 10b5-1 Plan, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. In addition, you acknowledge that it may not be possible for the Agent to sell shares of Stock as provided for in this 10b5-1 Plan due to (i) a legal or contractual restriction applicable to you or the Agent, (ii) a market disruption, (iii) a sale effected pursuant to this 10b5-1 Plan that would not comply (or in the reasonable opinion of the Agent’s counsel is likely not to comply) with the Securities Act of 1933, as amended, (iv) the Company’s determination that sales may not be effected under this 10b5-1 Plan or (v) rules governing order execution priority on the national exchange where the Stock may be traded. In the event of the Agent’s inability to sell shares of Stock, you will continue to be responsible for the timely payment to the Company of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in section (a)(i)(1) above.

(iv)You acknowledge that regardless of any other term or condition of this 10b5-1 Plan, the Agent will not be liable to you for (A) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (B) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

(v)You hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this 10b5-1 Plan.

(vi)Your election to Sell to Cover and to enter into this 10b5-1 Plan is irrevocable. Upon acceptance of this grant of RSUs, you have elected to Sell to Cover and to enter into this 10b5-1 Plan, and you acknowledge that you may not change this election at any time in the future. This 10b5-1 Plan shall terminate on the date on which the Withholding Obligation arising from the vesting of all of the RSUs and the related issuance of shares of Stock has been satisfied.

(b)
In addition to or in combination with the Sell to Cover provided for under section (a) above, you authorize the Company, at its discretion, to satisfy the Withholding Obligation by the following means (or by a combination of the following means):

(i)Requiring you to pay to the Company any portion of the Withholding Obligation in cash;

(ii)Withholding from any compensation otherwise payable to you by the Company; and/or

(iii)Withholding shares of Stock from the shares of Stock issued or otherwise issuable to you in connection with this award of RSUs with a Fair Market Value (measured as of the date shares of Stock are issued pursuant to the section of this Agreement titled “Issuance”) equal to the amount of the Withholding Obligation; provided, however, that the number of such shares of Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(c)
Unless the Withholding Obligation of the Company and/or any subsidiary of the Company are satisfied, the Company shall have no obligation to deliver to you any Stock.

(d)
In the event the Withholding Obligation of the Company arises prior to the delivery to you of Stock or it is determined after the delivery of Stock to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

The Company has no duty or obligation to minimize the tax consequences to you of this award of RSUs and shall not be liable to you for any adverse tax consequences to you arising in connection with this award of RSUs. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this award of RSUs and by accepting award grant of RSUs, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

Transfer of RSUs

The RSUs are not transferable by you other than to a designated beneficiary upon your death or by will or the laws of descent and distribution.  No assignment or transfer of the RSUs, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the RSUs will terminate and become of no further effect.

Retention Rights

Neither the RSUs nor this Agreement gives you the right to be retained or employed by the Company (or any subsidiary of the Company) in any capacity.  Unless otherwise specified in any written employment or other agreement between the Company and you, the Company reserves the right to terminate your Service at any time and for any reason.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company until the shares of Stock have been issued to you upon vesting of the RSUs and either a certificate evidencing your shares of Stock has been issued or an appropriate entry has been made on the Company’s books.  No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made).

Clawback

The RSUs are subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to (i) any “clawback” or recoupment policy that is adopted by the Company or a subsidiary of the Company to comply with the requirements of any applicable laws, or (ii) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws.

Adjustments

The number of shares subject to issuance upon vesting of the RSUs is subject to adjustment in accordance with Section 3(d) of the Plan.  The RSUs shall be subject to the terms of any applicable agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Applicable Law

This Agreement will be interpreted and enforced under the laws of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Administration

The Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon you, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the RSUs.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Agreement.

The Plan

The text of the Plan is incorporated into this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding the RSUs.  Any prior agreements, commitments or negotiations concerning this grant are superseded; except that any written employment, consulting, confidentiality, non-solicitation, non-competition, and/or severance agreement between you and the Company or any subsidiary of the Company shall supersede this Agreement with respect to its subject matter.

Data Privacy

In order to administer this Agreement, the Company may process personal data about you.  Such data includes, but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of this Agreement.

By accepting this grant of RSUs, you give explicit consent to the Company to process any such personal data.  You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer this Agreement.

Consent to Electronic Delivery

By accepting this grant of RSUs, you consent to receive documents related to the RSUs by electronic delivery (including e-mail or reference to a website or other URL) and, if requested, agree to participate in this Agreement through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and your consent shall remain in effect throughout your term of Service and thereafter until you withdraw such consent in writing to the Company.

Code Section 409A

The RSUs are intended to be exempt from, or to comply with, Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Code Section 409A. Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, any subsidiaries of the Company, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Code Section 409A, and neither the Company, any subsidiaries of the Company, the Board, nor the Committee will have any liability to you for such tax or penalty.

For purposes of this Agreement, a termination of Service only occurs upon an event that would be a “separation from service” (within the meaning of Code Section 409A and the regulations thereunder).  Notwithstanding anything in this Agreement to the contrary, if at the time of your separation from service, (i) you are a “specified employee” (within the meaning of Code Section 409A and the regulations thereunder, and using the identification methodology selected by the Company from time to time), and (ii) the Company makes a good faith determination that an amount payable to you on account of such separation from service constitutes deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six (6)-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Section 409A (the “Delay Period”), then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it in a lump sum on the first payroll date after such Delay Period (or upon your death, if earlier), without interest thereupon.

Successors and Assigns

This Agreement shall inure to the successors and assigns of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by you, except to the extent expressly permitted herein.

Severability

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

You must accept this Agreement electronically pursuant to the online acceptance procedure established by the Company.  By accepting this Agreement, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which has been provided or made available to you.  You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the Plan.

Schedule to Restricted Stock Unit Agreement

(See Attachment)

Recipient ID[●]

Recipient Name[●]

Recipient Address[●]

Type of AwardRestricted Stock Units

Number of Shares[●]

Grant Date[●]

Vesting Start Date[●]

Vesting Schedule:

[Insert vesting schedule]